SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:

|_|      Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material under Rule 14a-12

                                    Castelle
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|     No fee required.

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

        (5) Total fee paid:

        ------------------------------------------------------------------------

|_|     Fee paid previously with preliminary materials:

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:

        ------------------------------------------------------------------------

        (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

        (3) Filing Party:

        ------------------------------------------------------------------------

        (4) Date Filed:

        ------------------------------------------------------------------------

                                    CASTELLE
                           855 Jarvis Drive, Suite 100
                              Morgan Hill, CA 95037

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 7, 2001

TO THE SHAREHOLDERS OF CASTELLE:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CASTELLE, a California corporation (the "Company"), will be held on Wednesday, November 7, 2001 at 1:30 p.m. local time at the Company's corporate offices located at 855 Jarvis Drive, Suite 100, Morgan Hill, California for the following purposes:

1. To elect directors to serve for the ensuing year and until their successors are elected.

2. To ratify the selection of PricewaterhouseCoopers LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on September 14, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                 By Order of the Board of Directors


                                 /s/ Paul Cheng
                                 Paul Cheng
                                 Chief Financial Officer and Secretary

Morgan Hill, California
September 26, 2001

--------------------------------------------------------------------------------
         ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
--------------------------------------------------------------------------------

                                    CASTELLE
                           855 Jarvis Drive, Suite 100
                              Morgan Hill, CA 95037

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS

                                NOVEMBER 7, 2001

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited on behalf of the Board of Directors of CASTELLE, a California corporation (the "Company"), for use at the Annual Meeting of Shareholder to be held on November 7, 2001, at 1:30 p.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's corporate offices, located at 855 Jarvis Drive, Suite 100, Morgan Hill, California. The Company intends to mail this proxy statement and accompanying proxy card on or about September 26, 2001 to all shareholders entitled to vote at the Annual Meeting.

SOLICITATION

         The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of Common Stock at the close of business on September 14, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on September 14, 2001, the Company had outstanding and entitled to vote 4,744,795 shares of Common Stock.

         Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, shareholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to five votes for each share held. Each shareholder may give one candidate, who has been nominated prior to voting, all the votes such shareholder is entitled to cast or may distribute such votes among as many such candidates as such shareholder chooses. However, no shareholder will be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes. Unless the proxyholders are otherwise instructed, shareholders, by means of the accompanying proxy, will grant the proxyholders discretionary authority to cumulate votes.

         All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum but are not counted for any purpose in determining whether a matter is approved.

                                       1.

REVOCABILITY OF PROXIES

         Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 855 Jarvis Drive, Suite 100, Morgan Hill, California 95037, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

         The Company anticipates that the Company's 2002 Annual Meeting of Shareholders will be held on a date significantly earlier in the year than the 2001 Annual Meeting of Shareholders. Although no date has yet been established, the Company expects the 2002 Annual Meeting to be held on or about May 15, 2002 and that proxy statements will be mailed on or about April 8, 2002. Accordingly, the deadline for submitting a shareholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 10, 2001. Unless a shareholder who wishes to bring a matter before the shareholders at the Company's 2002 Annual Meeting of Shareholders notifies the Company of such matter prior to February 22, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         There are five nominees for the five Board positions presently authorized in the Company's Bylaws. Each director to be elected will hold office until the next annual meeting of shareholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, having been elected by the shareholders and by the Board.

         Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

         The five candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

                        THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

         The names of the nominees and certain information about them are set forth below:

                      NAME        AGE                  POSITION

         Donald L. Rich            59      Chairman of the Board, President,
                                           Chief Executive Officer and Director

         Peter R. Tierney          56      Director and President and Chief
                                           Executive Officer of
                                           MarketFirst Software Inc.

                                       2.

         Robert H. Hambrecht       34      Director and Managing Director of
                                           Equity Capital Markets, W.R.
                                           Hambrecht & Company

         Scott C. McDonald         47      Director

         Jack Howard               39      Director and principal,
                                           Mutual Securities, Inc.

         Set forth below is biographical information for each nominee whose term of office as a director will continue after the Annual Meeting.

ROBERT H. HAMBRECHT

         Mr. Hambrecht has served as a director of the Company since March 1998. Mr. Hambrecht was a founding partner of W.R. Hambrecht & Company, an investment banking firm, founded in January 1998, and is presently their Managing Director of Equity Capital Markets. From April 1996 through January 1998, Mr. Hambrecht was Vice President of H&Q Venture Partners, a venture capital firm. From January 1994 to March 1996, Mr. Hambrecht was employed by Unterberg Harris, an investment banking firm, most recently as an associate. Mr. Hambrecht attended Columbia University from September 1991 through December 1993 where he earned a master's degree in public administration. Mr. Hambrecht also serves on the Board of Directors of five privately-held companies.

DONALD L. RICH

         Mr. Rich joined the Company in November 1998 and has served as Chief Executive Officer and President from November 1998 to the present. Mr. Rich became Chairman of the Board in May 1999. Mr. Rich has served as Chief Financial Officer from April 1999 to March 2001 and Secretary from February 2000 to March 2001. From January 1997 until November 1998, Mr. Rich was self-employed as a consultant. From 1993 through 1997, Mr. Rich was Chief Executive Officer and President of Talarian Corporation, a provider of real-time infrastructure software for the enterprise and the Internet. Prior to that, he held various sales and marketing management positions at Integrated Systems, Inc. and International Business Machines Corporation. Mr. Rich holds a BS degree in Mechanical Engineering from Purdue University and an MBA from the Stanford Graduate School of Business.

PETER R. TIERNEY

         Mr. Tierney has served as a director of the Company since April 1999. He has served as President and Chief Executive Officer of MarketFirst Software Inc., a privately held business focused on delivering software and services in the emerging field of marketing automation systems since July 1998. Most recently, Mr. Tierney served as a consultant to Siebel Systems Corporation. From 1991 to 1997, Mr. Tierney served as Chairman, President and CEO of Inference Corporation, a leading provider of self-service and knowledge management tools for the customer service and help desk industries. Prior to Inference, as senior vice president of Oracle Corporation Tierney was responsible for worldwide marketing and served as a member of the Oracle Management Committee. Earlier in his career, Mr. Tierney served as vice president of marketing and sales for Relational Technology (Ingres) Corporation and was director of marketing for the IBM Northwestern Region. Mr. Tierney also currently serves on the Board of Directors of MarketFirst Software and The SoftAd Group.

SCOTT C. MCDONALD

         Mr. McDonald has served as a director of the Company since April 1999. From December 1999 to April 2001, Mr. McDonald has served as the Chief Financial and Administrative Officer at Conxion Corporation, an Internet network and intellectual property services company providing solutions for e-businesses. From 1993 to 1997, Mr. McDonald was the senior operating and financial executive at CIDCO, an innovator in advanced telephony products, serving as Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary. From 1989 to 1993, Mr. McDonald was Chief Financial Officer and Vice President, Finance & Administration at Integrated Systems, Inc., a provider of embedded operating software and design automation tools. Prior to 1989, Mr. McDonald held financial management and investor relations positions with Computer Products, Inc., Compower Corporation,

                                       3.

Monterey Federal Credit Union and the J.M. Smucker Company. Mr. McDonald currently serves on the Board of Directors for Digital Power Corporation and Octant Technologies Inc.

JACK HOWARD

         Jack Howard has served as a director of Castelle since January 2001. Since 1994, Mr. Howard has been a Principal of Mutual Securities, Inc., a registered broker-dealer. Mr. Howard has served as a director of WebFinancial Corporation, a commercial and consumer lender, since 1996 and as Vice President of WebFinancial Corporation since December 1997. Mr. Howard has been the President of Gateway Industries, Inc., a provider of database development and website design and development services, since September 1994. Mr. Howard is also a director of the following publicly held companies: Pubco Corporation, a printing supplies and construction equipment manufacturer and distributor, and US Diagnostic Inc., an operator of outpatient diagnostic imaging.

BOARD COMMITTEES AND MEETINGS

         During the fiscal year ended December 31, 2000, the Board of Directors held four meetings and acted by unanimous written consent one time. The Board has an Audit Committee and a Compensation Committee.

         The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained, oversees the independence of the independent auditors, evaluates the independent auditors' performance and receives and considers the independent auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. During fiscal 2000, the Audit Committee was composed of two non-employee directors: Messrs. McDonald and Mr. Hambrecht. Mr. Howard was elected to the Committee in February 2001. It met once during such fiscal year. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards).

         The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of two outside directors:
Messrs. Hambrecht and Tierney. It met once during such fiscal year and acted by unanimous written consent one time.

         During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The Audit Committee has the responsibility, under delegated authority from the Board of Directors, for providing independent, objective oversight of the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The Audit Committee is composed of three non-employee directors and acts under a written charter adopted and approved by the Board of Directors. A copy of the Audit Committee Charter is attached to this Proxy Statement as Appendix A.

         Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting

                                       4.

principles, and the Audit Committee has reviewed and discussed the Company's consolidated financial statements for the fiscal year ended December 31, 2000 with management and the independent accountants. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, has received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1., Independence Discussions with Audit Committees, as amended, and has discussed with the independent auditors their independence.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                      Audit Committee of the Board of Directors

                                      ROBERT H. HAMBRECHT
                                      SCOTT C. MCDONALD
                                      JACK HOWARD

                                       5.

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company's financial statements since its inception in 1987. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

         The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to ratify the selection of PricewaterhouseCoopers LLP. For purposes of this vote abstentions and broker non-votes will not be counted for any purpose in determining whether this matter has been approved.

         AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees for the audit of the Company's financial statements and for the review of the Company's interim financial statements on Form 10-Q for such fiscal year was $108,550, of which an aggregate of $43,750 had been billed through December 31, 2000.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the fiscal year ended December 31, 2000, there were no financial information systems design or implementation fees billed by PricewaterhouseCoopers LLP.

         ALL OTHER FEES. During fiscal year ended December 31, 2000, there were no other professional service fees billed by PricewaterhouseCoopers LLP.

         The Audit Committee has determined the rendering all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                        THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

                                       6.

                              SECURITY OWNERSHIP OF

                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of the Company's Common Stock as of August 20, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                        BENEFICIAL  OWNERSHIP(1)
                                                         NUMBER OF   PERCENT OF
                          BENEFICIAL OWNER                SHARES       TOTAL
Entities Affiliated with:                                581,626       12.3%
     Chase Manhattan Corporation (2)
     One Bush Street
     18th Floor
     San Francisco, CA 94104

Tolvusamskipti HF                                        439,560        9.3%
     Kringlunni 19
     103 Reykjavik, Iceland

Eric Chen (3)                                             60,307        1.3%
Paul Cheng (3)                                            16,874           *
Boris Elpiner (3)                                         52,868        1.1%
Robert Hambrecht (3)                                      25,709           *
Ed Heinze (3)                                             29,582           *
Jack Howard (4)                                          257,248        5.4%
Scott McDonald (3)                                        19,998           *
Michael Petrovich (3)                                     84,582        1.8%
Donald L. Rich (3)                                       491,684        9.4%
Peter Tierney (3)                                         19,998           *
All officers and directors as a group(10 persons)(5)   1,058,850       19.1%

----------------------

*        Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 4,744,795 shares outstanding on August 20, 2001, adjusted as required by rules promulgated by the SEC.

(2) Includes 346,849 shares held by H&Q London Ventures, 60,835 shares held by H&Q Ventures IV, 1,250 shares held by Hamquist, 43,633 shares held by Hambrecht & Quist Venture Partners and 129,059 shares held by Hambrecht & Quist California. The entities named above and the entities' respective general partners, directors, executive officers, members and/or managers, as applicable, disclaim beneficial ownership of any securities other than those directly held by such person.

(3) Includes shares of Common Stock subject to options exercisable within 60 days of August 20, 2001 as follows: 55,307 for Mr. Chen, 16,874 for Mr. Cheng, 51,744 for Mr. Elpiner, 19,789 for

                                       7.

         Mr. Hambrecht, 27,082 for Mr. Heinze, 19,998 for Mr. McDonald, 79,582 for Mr. Petrovich, 491,684 for Mr. Rich and 19,998 for Mr. Tierney.

(4) The shares listed are held jointly by Mr. Howard and his wife, Kathy. Mr. and Mrs. Howard, each acting alone, have the power to vote and dispose of such shares. Also includes 3,333 shares of Common Stock subject to options held in Mr. Howard's name solely exercisable within 60 days of August 20, 2001.

(5)      Includes the information reflected in the notes above, as applicable.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Members of the Company's Board of Directors currently receive no cash compensation from the Company for their services as members of the Board. They are, however, reimbursed for certain expenses incurred in connection with their attendance at meetings of the board of directors and committee meetings thereof.

         Each non-employee director of the Company receives stock option grants under the Company's 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"), as amended. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

         Option grants under the Directors' Plan are non-discretionary. Upon initial election to the Company's board of directors, and provided such individual is not an employee, a person is granted an option to purchase 10,000 shares of Common Stock of the Company. Under the terms of the Directors' Plan as presently in effect, on April 1 of each year (or the next business day should such date be a legal holiday), each member of the Company's Board eligible for participation in the Directors' Plan, without further action by the Company, the Board or the shareholders of the Company, is automatically granted an option to purchase 10,000 shares of Common Stock of the Company. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted to members of the board under the Directors' Plan vest in 24 equal installments, beginning one month after the date of grant provided that the optionee has, during the entire period prior to such vesting date, continuously served as a non-employee director of the Company. The term of options granted under the Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, vesting is accelerated under the Directors' Plan and the option will terminate if not exercised prior to the consummation of the transaction.

         During the last fiscal year, the Company granted options covering 10,000 shares to each of Messrs. Hambrecht, Tierney and McDonald at exercise prices of $1.9375 per share. The exercise prices were equal to the respective fair market values of such Common Stock on the date of grant (based upon the closing sale price reported on the Nasdaq SmallCap Market for the date of grant). As of August 20, 2001, no options had been exercised under the Directors' Plan.

                                       8.

COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

         The following table shows for the fiscal years ended December 31, 2000, 1999 and 1998, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer, Chief Financial Officer, and its four other most highly compensated executive officers at December 31, 2000 whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                              COMPENSATION
                                                                                               ------------
                                                          ANNUAL COMPENSATION                    AWARDS
                                                          -------------------                    ------

NAME AND PRINCIPAL                FISCAL    SALARY ($)      BONUS ($)(2)      OTHER($)         SECURITIES
  POSITION(1)                      YEAR     ----------      ------------      --------         UNDERLYING
  -----------                      ----                                                        OPTIONS (#)
                                                                                               -----------

Donald L. Rich                      2000    $200,100       $ 94,020             --              --
President, Chairman of the          1999    $200,000       $100,000             --              200,000
Board, Chief Executive Officer      1998    $ 22,307       $0                   --              300,000
And Director

Eric Chen                           2000    $137,965       $ 42,484             --               30,000
Vice President, Engineering         1999    $120,500       $ 30,000             --               20,000
                                    1998    $117,904       $  2,154             --               0

Paul Cheng                          2000    $ 97,191       $ 26,320             --               45,000
Chief Financial Officer and         1999    --             --                   --               --
Secretary                           1998    --             --                   --               --

Boris Elpiner                       2000    $135,100       $ 39,797             --               --
Vice President, Marketing           1999    $ 90,865       $ 18,637             --               78,000
                                    1998    --              --                  --               --

Edward J. Heinze                    2000    $ 91,139       $0                   $ 44,224         15,000
Vice President, Sales,              1999    $ 79,704       $  5,253             $ 25,092         35,000
Americas                            1998    $ 67,800       $0                   $ 24,809          5,000

Michael Petrovich                   2000    $103,102       $0                   $ 77,881(3)      --
Vice President, International       1999    $124,499       $0                   $125,314         30,000
Sales                               1998    $135,000       $0                   $148,271         10,000

(1) Mr. Rich joined the Company as President and Chief Executive Officer in November 1998. Mr. Cheng joined the Company in March 2000. Mr. Elpiner joined the Company in April 1999.

(2)      Includes bonus amounts of $94,020, $14,380, $11,259, $10,949 and $8,726 for Messrs. Rich, Cheng, Chen, Elpiner and Heinze, respectively, for services rendered in 2000 but paid in February through April 2001. Includes bonus amounts of $100,000, $7,500, $5,348, $10,000 for Messrs. Rich, Chen, Petrovich, and Elpiner, respectively, for services rendered in 1999 but paid in 2000. A portion of the bonus reflected for Messrs. Chen, Heinze and Petrovich in 1999 includes amounts earned in 1998 but paid in 1999.

(3) Includes a $3,520 commission earned for services rendered in 2000 but paid in 2001.

                                       9.

STOCK OPTION GRANTS AND EXERCISES

         The Company grants options to its executive officers under its 1988 Equity Incentive Plan. As of December 31, 2000, options to purchase a total of 1,189,980 shares were outstanding under the 1988 Equity Incentive Plan and options to purchase 309,341 shares remained available for grant thereunder. The information regarding stock options granted to named executive officers as a percentage of total options granted to employees in 2000 is based on options to purchase a total of 255,500 shares granted to employees and consultants in 2000, under the 1988 Equity Incentive Plan. There were no stock option exercises during 2000 by any Named Executive Officer. The Company did not grant any stock appreciation rights, restricted stock awards or stock purchase rights during 2000.

         The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year-end by the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS                          POTENTIAL REALIZABLE VALUE AT
                             ---------------------------------------------------------------       ASSUMED ANNUAL RATES OF
                              NUMBER OF      PERCENTAGE OF                                                   STOCK
                              SECURITIES     TOTAL OPTIONS                                            PRICE APPRECIATION
                              UNDERLYING       GRANTED TO                                            FOR OPTION TERM (4)
                               OPTIONS       EMPLOYEES IN       EXERCISE OR                          -------------------
                              GRANTED(#)     FISCAL YEAR(%)   BASE PRICE PER     EXPIRATION
   NAME                          (1)              (2)          SHARE ($) (3)        DATE         5% ($)           10% ($)
  ------                         ---              ---          -------------        ----         ------           -------
Donald L. Rich                       0               -                  -                -             -                -

Eric Chen                       30,000           11.74%           $1.2812         05/10/07       $15,647          $36,465

Paul Cheng                      45,000           17.61%           $1.1582         04/19/07       $21,218          $49,446

Boris Elpiner                        0               -                  -            -                 -                -

Edward J. Heinze                15,000            5.87%            $0.875         11/08/07        $5,343          $12,452

Michael Petrovich                    0               -                  -            -                 -                -

(1) One-fourth of the options granted to Mr. Cheng vest on April 19, 2001, and the remaining options vest monthly in equal installments over a 36-month period. One-fourth of the options granted to Mr. Heinze vest on November 8, 2001, and the remaining options vest monthly in equal increments over a 36-month period. One-fourth of the options granted to Mr. Chen vest on May 10, 2001, and the remaining options vest monthly in equal increments over a 36-month period.

(2) Based on an aggregate of 255,500 shares of Common Stock subject to options granted to employees in 2000.

(3) The exercise price is equal to 100% of the fair market value of Common Stock at the date of grant.

(4) The potential realizable value is calculated based on the term of the option at its date of grant. It is calculated based on the assumption that the stock price on the date of grant appreciates from the date of grant at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock prices.

                                      10.

       AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END
                                  OPTION VALUES

         The following table sets forth the number of shares of common stock subject to exercisable and unexercisable stock options held as of December 31, 2000 by each of the Named Executive Officers.

                                                                       NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED             IN-THE-MONEY OPTIONS
                                SHARES                                OPTIONS AT FY-END (#)                AT FY-END ($)(2)
                               ACQUIRED              VALUE            ---------------------                ----------------
                            ON EXERCISE (#)(1)    REALIZED ($)    EXERCISABLE      UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                            ------------------    ------------    -----------      -------------      -----------    -------------
Donald Rich............                -                 -           408,344           91,656            $50,522         $5,729

Eric Chen..............                -                 -            36,727           47,023                  0              0

Paul Cheng.............                -                 -                 0           45,000                  0              0

Boris Elpiner..........                -                 -            37,163           40,837             $1,948         $1,327

Edward Heinze..........                -                 -            21,249           41,251                  0         $2,629

Michael Petrovich......                -                 -            68,540           26,460                  0              0

--------------------

(1) No options were exercised by any of the Named Executive Officers during fiscal 2000, and accordingly no values are shown.

(2) Value of unexercised options at fiscal year-end is based on the fair market value of the Company's Common Stock at December 31, 2000 of $1.0625 (based on the closing sale price reported on the Nasdaq SmallCap Market on that date) minus the exercise price of the option.

                                      11.

              EMPLOYMENT SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

         In November 1998, the Company entered into an employment agreement with Donald Rich, pursuant to which Mr. Rich agreed to serve as our Chief Executive Officer. The employment agreement is not for a specified term and is terminable at will or without cause at any time upon written notice, subject to the conveyance of certain severance benefits to Mr. Rich upon termination, as described below. Mr. Rich's employment agreement provides for an annual base salary of $200,000, plus an annual bonus of up to a sum of $100,000, if certain performance criteria are met, or above $100,000, if such performance criteria is exceeded in the discretion of the Compensation Committee. Pursuant to his employment agreement, Mr. Rich was also granted an initial incentive stock award to purchase 300,000 shares of the Company's stock, subject to a vesting schedule set forth in his employment agreement.

         The Company has also entered into a severance and transition benefit agreement with Mr. Rich pursuant to which the Company will pay Mr. Rich a lump sum equal to 100% of his annualized salary and maintain the medical benefits conveyed to him for one year, plus provide for the accelerated vesting of 100% of his outstanding options to purchase shares of the Company's Common Stock, following either a voluntary termination of employment for good reason by Mr. Rich or an involuntary termination of employment without cause (each as defined in his agreement). In addition, Mr. Rich is eligible for a lump sum payment equal to six months of his base salary if he remains with the Company at least ninety days after a change in control and his employment is subsequently terminated for any reason; provided further that Mr. Rich shall receive such a lump sum payment if he should remain with the Company for at least ninety days following such a change in control in addition to any benefits that may be conveyed to Mr. Rich upon termination.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                                      12.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION(1)

         The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee currently consists of Robert Hambrecht and Peter Tierney, neither of whom is an employee of the Company. The Committee is responsible for determining compensation policies for the Company's executive officers, including any stock-based awards to such individuals under the Company's 1988 Equity Incentive Plan. In determining executive officer compensation, the Compensation Committee considers corporate performance against the Company's objectives.

         The Compensation Committee structures executive compensation packages with two objectives: (i) to ensure that the compensation and incentives provided to the executive officers are closely aligned with the Company's financial performance and shareholder value, and (ii) to attract and retain, through a competitive compensation structure, those key executives critical to the long-term success of the Company.

         For fiscal 2000, the Company's executive compensation program included the following components: (i) base salary, (ii) options to purchase shares of Common Stock of the Company, and (iii) quarterly incentives in the form of cash bonuses.

STOCK OPTIONS

         In addressing the first objective, the Compensation Committee utilizes stock option grants to executive officers to tie portion executive officer compensation directly to the Company's stock price performance. The Compensation Committee believes that the grant of an equity interest in the Company serves to link management interests with shareholder interests and to motivate executive officers to make decisions that are in the best interests of the Company and the shareholders. The Board considers stock option grants to executive officers based on various factors, including (i) each officer's responsibilities, (ii) any changes in such responsibilities, (iii) past option grants and each officer's current equity interest in the Company and (iv) performance. The Company's executive officers received options to purchase Common Stock at levels ranging from zero to 45,000 shares.

BASE SALARY AND CASH BONUSES

         The second objective of the overall executive compensation policy is addressed by a salary and bonus policy which is based on (i) consideration of the salaries and total compensation of executive officers in similar positions with comparable companies in the industry (ii) the qualifications and experience of each executive officer, (iii) the Company's financial performance during the past year and (iv) each officer's performance against objectives related to their areas of responsibility. The Compensation Committee periodically reviews individual base salaries of executive officers, and adjusts salaries based on individual job performance and changes in the officer's duties and responsibilities. In making salary decisions, the Board exercises its discretion and judgment based on these factors. No specific formula is applied to determine the weight of each factor, although the mix among the compensation elements of salary, cash incentive and stock options are biased toward stock options to emphasize the link between executive incentives and the creation of shareholder value as measured by the equity markets. Consequently, salaries and cash incentives may be in the low-range as compared to the comparable companies in the industry while stock options may be in the mid to high-range compared to comparable companies. The Chief Executive Officer provides the Board with recommendations for individual executive officers based upon an evaluation of their performance against objectives and responsibilities. The base salaries paid to the Company's executive officers were increased in 2000 by amounts ranging zero to 25%, reflecting primarily changed responsibilities and their contributions to the Company's short- and long-term strategic objectives.

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                      13.

         The Compensation Committee believes that another key element of executive compensation should be the variable portion provided by cash incentive plans. The cash incentive portion of the executive officers' compensation is dependent primarily on the Company's quarterly financial performance and achievement of specified corporate objectives as determined by the Compensation Committee. The Company's executive officer compensation plan is designed such that if the Company meets its stated objectives, executive officers receive the cash incentive part of their compensation. If the Company performs below its stated objectives, the cash incentive portion of the executive's compensation is significantly reduced, and may be eliminated altogether if performance is below defined thresholds. A substantially smaller portion of some executives' incentive compensation is based on performance against individual objectives. At the beginning of fiscal 2000, the Compensation Committee and the Board of Directors reviewed and approved quarterly performance objectives for the Company. The actual cash bonus earned in 2000 by executive officers depended upon the extent to which the Company's objectives were achieved. As a result of the Company obtaining a certain percentage of such quarterly performance objectives, cash bonuses ranging from $21,000 to $37,000 were paid to executive officers during fiscal 2000.

         The Board uses the same factors described above for the executive officers in setting the annual salary, stock option grant and cash incentives awarded to its Chief Executive Officer, Donald Rich. The base salary of Mr. Rich was not increased during fiscal 2000 and thus remained at $200,000 per year. Mr. Rich was eligible to earn a quarterly bonus of up to a maximum of $25,000, if the Company achieved certain performance objectives outlined for Mr. Rich prior to the beginning of each quarter of fiscal 2000. As a result of the Company obtaining a certain percentage of each quarterly financial target, Mr. Rich was awarded a cash bonus of $94,020 in fiscal 2000. Because of the amount of previous option grants to Mr. Rich, the Board did not award Mr. Rich any additional option grants during fiscal 2000.

SECTION 162(M)

         Section 162(m) of the Internal Revenue Code (the "Code"), generally imposes on the Company an annual corporate deduction limitation of $1 million on the compensation of certain executive officers. Compensation in excess of $1 million may be deducted if it is performance-based compensation within the meaning of the Code. The Committee has not yet adopted a policy with respect to the treatment of all forms of compensation under Section 162(m); however, the Committee has determined that stock options granted under the Company's 1988 Equity Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should, where practicable, be treated as "performance-based compensation," and the 1988 Equity Incentive Plan contains provisions designed to allow compensation recognized by an executive officer as a result of the grant of a stock option to be deductible by the Company.

                                            2000 COMPENSATION COMMITTEE

                                            ROBERT H. HAMBRECHT
                                            PETER R. TIERNEY

                                      14.

COMPENSATION COMMITTEE INTERLOCKS

         Mr. Hambrecht, a member of the Company's Compensation Committee, is a partner of W.R. Hambrecht & Co. ("WRH & Co."), an investment banking firm which the Company engaged in January 2001 to provide certain advisory services to the Company. As of April 2001, WRH & Co. had rendered an insignificant level of services to the Company under this arrangement. See "Certain Relationships and Related Transactions-Advisory Relationship with W.R. Hambrecht & Co." set forth herein.

                      PERFORMANCE MEASUREMENT COMPARISON(2)

         The following graph shows the total shareholder return of an investment of $100 in cash on December 31, 1995 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market Index (US Companies) and (iii) the Nasdaq Computer Manufacturer Stock Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

[The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]

          COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN ON INVESTMENT

                               12/95  12/96    12/97    12/98    12/99   12/00

Castelle                       $100  $74.19   $27.42   $12.90   $24.19   $13.72

Nasdaq Stock Market (U.S.)     $100  $123.03  $150.68  $212.47  $394.84  $237.36

Nasdsaq Computer Manufacturer  $100  $133.89  $161.79  $351.89  $746.28  $420.46

-----------------

(2) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                      15.

                              CERTAIN TRANSACTIONS

         In January 2001, the Company engaged W.R. Hambrecht & Co. ("WRH & Co."), an investment bank in which Mr. Hambrecht, a director of the Company, is a partner, to provide certain financial advisory services to the Company. As of August 2001, WRH & Co. had rendered an insignificant level of services to the Company under this arrangement.

         The Company's Bylaws provide that the Company will indemnify its directors and executive officers to the fullest extent not prohibited by California law. Under the Company's Bylaws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The Bylaws also require the Company to advance litigation expenses in the case of legal proceedings, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

                                  OTHER MATTERS

         The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                 By Order of the Board of Directors

                                 /s/ Paul Cheng
                                 Paul Cheng
                                 Chief Financial Officer and Secretary

September 26, 2001


A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K/A FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY, CASTELLE, 855 JARVIS DRIVE, SUITE 100, MORGAN HILL, CA 95037

                                      16.

APPENDIX A

                         CHARTER OF THE AUDIT COMMITTEE
PURPOSE AND POLICY

         The Audit Committee shall provide assistance and guidance to the Board of Directors of the Company in fulfilling its oversight responsibilities to the Company's shareholders with respect to the Company's corporate accounting and reporting practices as well as the quality and integrity of the Company's financial statements and reports. The policy of the Audit Committee, in discharging these obligations, shall be to maintain and foster an open avenue of communication between the Audit Committee and the independent auditors, the Company's financial management and internal auditors.

COMPOSITION AND ORGANIZATION

         No later than June 14, 2001, the Audit Committee shall consist of at least three members of the Board of Directors. The members of the Audit Committee shall satisfy the independence and experience requirements of the Nasdaq National Market.

         The Audit Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. Minutes of each meeting of the Audit Committee shall be prepared and distributed to each director of the Company promptly after each meeting. The operation of the Audit Committee shall be subject to the Bylaws of the Company as in effect from time to time and
Section 307 of the California General Corporation Law.

RESPONSIBILITIES

         In fulfilling its responsibilities, the Audit Committee believes that its functions and procedures should remain flexible in order to address changing conditions most effectively. To implement the policy of the Audit Committee, the Committee shall be charged with the following functions:

         1. To recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year, which firm is ultimately accountable to the Audit Committee and the Board, as representatives of the Company's shareholders.

         2. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefor, and all other matters the Audit Committee deems appropriate.

         3. To evaluate, together with the Board, the performance of the independent auditors and, if so determined by the Audit Committee, to recommend that the Board replace the independent auditors.

         4. To receive written statements from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1, to consider and discuss with the auditors any disclosed relationships or services that could affect the auditors' objectivity and independence and otherwise to take, and if so determined by the Audit Committee, to recommend that the Board take, appropriate action to oversee the independence of the auditors.

         5. To review, upon completion of the audit, the financial statements to be included in the Company's Annual Report on Form 10-K.

                                      17.

         6. To discuss with the independent auditors the results of the annual audit, including the auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, the nature of significant risks and exposures, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the independent auditors under generally accepted accounting standards.

         7. To evaluate the cooperation received by the independent auditors during their audit examination, including any restrictions on the scope of their activities or access to required records, data and information.

         8. To confer with the independent auditors and with the senior management of the Company regarding the scope, adequacy and effectiveness of internal accounting and financial reporting controls in effect.

         9. To confer with the independent auditors and senior management in separate executive sessions to discuss any matters that the Audit Committee, the independent auditors or senior management believe should be discussed privately with the Audit Committee.

         10. To review with counsel any significant regulatory or other legal matters that could have a material impact on the Company's financial statements, if, in the judgment of the Audit Committee, such review is necessary or appropriate.

         11. To investigate any matter brought to the attention of the Audit Committee within the scope of its duties, with the power to retain outside counsel and a separate accounting firm for this purpose if, in the judgment of the Audit Committee, such investigation or retention is necessary or appropriate.

         12. To prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         13. To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

         14. To report to the Board of Directors from time to time or whenever it shall be called upon to do so.

         15. To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

                                      18.

                                    CASTELLE
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON NOVEMBER 7, 2001

         The undersigned hereby appoints DONALD L. RICH, as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of stock of Castelle which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of Castelle to be held at Castelle's corporate offices at 855 Jarvis Drive, Suite 100, Morgan Hill, California on Wednesday, November 7, 2001 at 1:30 p.m. local time and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:  To elect directors  whether by cumulative  voting or otherwise,  to hold office until the next Annual Meeting of Shareholders and until their successors are elected.

|_|   FOR all nominees listed below              |_|   WITHHOLD AUTHORITY
      (except as marked to the contrary                to vote for all nominees
      below).                                          listed below.

NOMINEES:      Donald L. Rich, Peter R. Tierney, Robert H. Hambrecht,
               Scott C. McDonald and Jack Howard

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S)
BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            (Continued on other side)

                                      19.

                           (Continued from other side)

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.

PROPOSAL 2:  To ratify  selection of  PricewaterhouseCoopers  LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

         |_|      FOR            |_|     AGAINST           |_|     ABSTAIN

                                    Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

DATED
      -----------------             --------------------------------------------

                                    --------------------------------------------
                                                       SIGNATURE(S)

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

                                      20.